Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INC RESEARCH HOLDINGS, INC.

The undersigned corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The name of the Corporation is INC Research Holdings, Inc.

2.	The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on August 13, 2010. A Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on August 16, 2010. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on September 27, 2010. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on November 16, 2010. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 27, 2011. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on August 16, 2012. A Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on October 31, 2014. A Certificate of Merger, including an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on November 6, 2014. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on November 12, 2014. A Certificate of Merger, including the Certificate of Incorporation of the Corporation, as amended and restated, was filed with the Delaware Secretary of State on August 1, 2017. A Certificate of Merger was filed with the Delaware Secretary of State on August 7, 2017.

3.	The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	Article I of the Corporation’s Certificate of Incorporation, as amended, is hereby amended by deleting such article in its entirety and replacing it with the following:

“ARTICLE I

1.1	Name. The name of the Corporation is:

Syneos Health, Inc.”

5.	This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, INC Research Holdings, Inc. has caused this Certificate of Amendment to be executed by the undersigned officer, on this the 4th day of January 2018.

INC RESEARCH HOLDINGS, INC.

/s/ Christopher L. Gaenzle
Christopher L. Gaenzle
Chief Administrative Officer and General Counsel